EXHIBIT 10.203

                   SECOND AMENDMENT TO THE LICENSE AGREEMENT

         This Second Amendment (hereafter "SECOND AMENDMENT") is made by and between Westinghouse Electric Corporation, a Delaware corporation, having a place of business at 51 West 52nd Street, New York, New York 10019 (hereinafter "WESTINGHOUSE") and Catalina Lighting, Inc., a Florida corporation, having a place of business at 18191 N.W. 68th Avenue, Miami, Florida 33015 (hereinafter "LICENSEE").

         WHEREAS Westinghouse Electric Corporation, a Pennsylvania corporation, and LICENSEE entered into a license agreement dated April 26, 1996 wherein Westinghouse Electric Corporation, a Pennsylvania corporation, granted LICENSEE certain license to use the famous WESTINGHOUSE trademarks (hereinafter "ORIGINAL AGREEMENT");

         WHEREAS, Westinghouse Electric Corporation, a Pennsylvania corporation, and LICENSEE entered into a first amendment to the ORIGINAL AGREEMENT having an effective date of March 1, 1999, (hereinafter "FIRST AMENDMENT");

         WHEREAS, the ORIGINAL AGREEMENT and the FIRST AMENDMENT have been assigned to WESTINGHOUSE; and

         WHEREAS, LICENSEE and WESTINGHOUSE desire to amend certain provisions of the ORIGINAL AGREEMENT while maintaining the remaining provisions thereof unchanged.

         NOW, THEREFORE, in consideration of the mutual promises made herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.0 A new "Exhibit D" attached hereto and made a part hereof dated January 2001 is hereby substituted for the Exhibit D of the FIRST AMENDMENT. The only change to Exhibit D being that the Net Shipments of Westinghouse Brand products in Year 5 is changed from Forty Million U.S. Dollars ($40,000,000) to Thirty Million U.S. Dollars ($30,000,000).

         2.0 LICENSEE hereby forever releases and terminates any rights, licenses, or other interest to use the Trademarks on or in connection with ceiling fans, if any, and lighting fixtures for ceiling fans with such rights reverting to WESTINGH0USE.

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         3.0 LICENSEE agrees that it will not manufacture, use or sell ceiling fans or lighting fixtures for ceiling fans bearing the Trademarks; provided, however, that LICENSEE shall have until December 31, 2001 to discontinue use and sale in Canada of lighting fixtures for ceiling fans bearing the Trademarks.

         4.0 All other provisions of the ORIGINAL AGREEMENT remain as stated therein. All references to provisions of the ORIGINAL AGREEMENT are references to those provisions as amended by the FIRST AMENDMENT and this SECOND AMENDMENT, if applicable.

         5.0 Upon execution by both parties, the effective date of this SECOND AMENDMENT shall be October 1, 2000.

         IN WITNESS WHEREOF and intending to be legally bound, the parties hereto have caused these presents to be signed by their proper officers hereunto duly authorized.

CATALINA LIGHTING, INC.                    WITNESS:

By:
   -------------------------------------   -------------------------------------
   Robert Hersh
   Chairman and Chief Executive Officer

Date:
     -----------------------------------



WESTINGHOUSE ELECTRONIC CORPORATION        WITNESS:

By: /s/ LOUIS J. BRISKMAN                  /s/ IRENE HAUGH
   -------------------------------------   -------------------------------------
   Louis J. Briskman
   President and Chief Executive Officer

Date: February 2, 2001
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